UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2022

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fifth Avenue, 3rd Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 913-9058
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 1, 2022, the Board of Directors (the “Board”) of Compass, Inc. (the “Company”) increased the size of the Board from eight (8) directors to nine (9) directors, and elected Dawanna Williams as a director to fill the vacancy. Ms. Williams will serve as a Class I director with a term expiring at the Company’s annual meeting of stockholders in 2025, or until her successor is duly elected and qualified. There are currently no arrangements pursuant to which Ms. Williams was appointed to the Board, and Ms. Williams will receive compensation in accordance with the Company’s standard arrangements for non-employee directors.

Ms. Williams is the founder of Dabar Development Partners, a real estate development and investment firm focused on the conversion, renovation and new construction of real estate properties primarily in New York City, and serves as its Managing Principal since September 2003. From 2010 to 2013, Ms. Williams served as General Counsel of Victory Education Partners and prior to that, from 1996 to 2003, she served in various roles at Paul Hastings, LLP and Sidley Austin LLP. Additionally, she serves on the Boards of ACRES Commercial Realty Corp., a mortgage REIT, since June 2021 and Focus Impact Acquisition Corp., an early-stage special purpose acquisition corporation, since October 2021. Ms. Williams holds an A.B. degree in Economics and Government from Smith College, a J.D. degree from University of Maryland Francis King Carey School of Law, and a Master of Public Administration from Harvard Kennedy School.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS, INC.

Date: June 29, 2022	By:	/s/ Brad Serwin
Brad Serwin
General Counsel and Corporate Secretary